Exhibit 23.2

                              Accountants' Consent

The Board of Directors
BFC Financial Corporation

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


Ft. Lauderdale, FL
May 10, 1999